Exhibit 99.1
New Age Beverages Corporation Announces Proposed Public Offering of Common Stock

DENVER, CO / ACCESSWIRE / November 8, 2018 / New Age Beverages Corp. (NBEV) the Colorado-based organic, natural and healthy functional beverage company focused on becoming the world's leading healthy beverage company, today announced that it intends to offer shares of its common stock for sale in an underwritten public offering. The Company intends to use the net proceeds from this offering for working capital and potential acquisitions. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Roth Capital Partners and A.G.P./Alliance Global Partners are acting as joint book-running managers for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-219341) previously filed with the U.S. Securities and Exchange Commission (the "SEC"). A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement and prospectus may be obtained, when available, from Roth Capital Partners, 888 San Clemente Drive, Newport Beach, California 92660 or via telephone at (800) 678-9147 or email: rothecm@roth.com; and from A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About New Age Beverages Corporation (NBEV)

New Age Beverages Corporation is a Colorado-based healthy functional beverage company that was created in 2016 and 2017 with the combination of Búcha Live Kombucha®, XingTea®, Coco-Libre®, and Marley®, to create a one-stop-shop solution for retailers and distributors providing healthier beverages in the disruptive growth segments of the $1 trillion-dollar non-alcoholic beverage industry. In that period, New Age has grown into one of the top 60 largest beverage companies in the world, one of the largest healthy beverage companies, and the fastest growing in the world over the past two years. New Age competes in Ready to Drink (RTD) Tea, RTD Coffee, Kombucha, Energy Drinks, Relaxation Drinks, Coconut Waters, Functional Waters, and Rehydration Beverages with the brands Búcha Live Kombucha, Xing, Marley,Coco-Libre, Aspen Pure, and enhanced. The Company's brands are sold across all 50 states within the US and in more than 15 countries internationally across all channels via direct and store door distribution systems.

New Age has exclusively partnered with the world's 5th largest water charity, WATERisLIFE, to end the world water crisis with the most innovative technologies available. Donate at WATERisLIFE.com to help us #EnditToday.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statements that express the current beliefs and expectations of management, including but not limited to statements related to the Company's ability to complete the financing and its use of proceeds. Any statements contained herein that do not describe historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to update or revise forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.

For investor inquiries about New Age Beverages Corporation please contact:

Cody Slach, Liolios Group, Inc.

Investor Relations Counsel

Tel 949-574-3860

NBEV@Liolios.com

New Age Beverages Corporation

Greg Gould

Chief Financial and Administrative Officer

Tel 303-289-8655

GGould@NewAgeBev.com

SOURCE: New Age Beverages Corporation